                                                                    Exhibit 10.6

                          LICENSE AGREEMENT - PORTAL

THIS LICENSE AGREEMENT is made as of the 12/th/ day of July, 2000.

BETWEEN:

         INFORMATION HIGHWAY.COM, INC.,
         of #185, 10751 Shellbridge Way
         Richmond, BC V6X 2W8

         (hereinafter referred to as "IHWY")

                                                            OF THE FIRST PART

AND:

         THE EEZINET CORPORATION
         of 10373 College Square
         Columbia, Maryland 21044

         (hereinafter referred to as the "Customer")

                                                            OF THE SECOND PART

WHEREAS:

A. IHWY is in the business of providing online systems operations services comprised generally of loading, storing and retrieving data and making the stored data available through the Internet to online users;

B. IHWY has developed and owns all rights to market and license the IHWY Portal (as hereinafter defined);

C. IHWY and the Customer entered into a License Agreement dated December 1, 1999, whereby IHWY agreed to grant a license to the Customer for a customized IHWY Portal for New York City, New York;

D. This License Agreement shall supercede the license agreement dated December 1, 1999, and the said license agreement is hereby terminated;

E. The Customer desires to expand the IHWY Portal granted under the former license from New York City, New York to nationwide in the United States of America;

F. IHWY is willing to grant the License (as hereinafter defined) to the Customer;

NOW THEREFORE, in view of the premises and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby covenant and agree as follows:

DEFINITIONS

1.   As used herein, the following terms shall have the following meanings:

     (a) "Agreement" shall mean this License Agreement and all other documents which are made a part thereof;

     (b)  "Client" shall mean customers of The EEZINET Corporation;

     (c)  "Dollar" or "$" shall mean United States dollars;

     (d) "E-commerce Revenues" shall mean any revenues generated from any and all e-commerce on the IHWY Portal(s) licensed to the Customer or resold by the Customer hereunder, exclusive of any revenues that may be generated from advertising as more particularly described in
          Section 17 and 18 herein;

     (e) "Effective Date" shall mean the date of execution of this Agreement by both parties hereto;

     (f) "IHWY Portal" shall mean an Internet Worldwide Website operated as a Web Portal and developed and maintained by IHWY in a format similar to the Website currently with a universal resource locator of toronto.theexecutive.com or any updated or expanded variation thereof;

     (g) "Intellectual Property Rights" shall mean, with respect to any data, device, or other asset of any kind, all copyright, patent, trade secret, moral, termination, authorship and other proprietary rights relating to any such data, device, object code, source code or other asset including, without limitation, all rights necessary for the worldwide development, manufacture, modification, enhancement, sale, licensing, use, reproduction, publishing and display of such data, device, object code, source code or other asset;

     (h) "License" shall mean the exclusive right and license to incorporate a customized version of an IHWY Portal to the Customer which will be nationwide in the United States of America at the sole discretion of IHWY, which customized version will be accessed by the Clients;

     (i) "Maintain" shall mean that IHWY shall use commercially reasonable efforts to maintain the IHWY Portal viewable to the Internet public 24 hours per day, 7 days per week, 365 days per year, except for the rare occasions when IHWY may be required to provide maintenance or repairs to the service for unscheduled or expected down times due to technical problems;

     (j) "Reselling Rights" shall mean the non-exclusive right to sell customized IHWY Portals throughout the United States of America;

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

     (k) "Update" shall mean that IHWY will update the IHWY Portal with up-to-date content on a daily basis from its outsource suppliers and that as IHWY arranges for new content to its master portal, such content will be included in the IHWY Portal; and any content that does not require daily updating shall be updated on an "as needed" basis and at the sole discretion of IHWY.

GRANTING OF LICENSE

2. IHWY hereby grants the License to the Customer on the terms and conditions set out herein for an initial term of ten years (the "Initial Term") from the Effective Date. The Customer will not use nor permit the use of the IHWY Portal for any purpose other than that expressly authorized under this Agreement. The License does not relate to the licensing by IHWY of its software or other technology for use or access by the Customer or any third party other than the right to access, market and distribute the IHWY Portal.

3. IHWY acknowledges and agrees that Client's portal sites will be in the format of www."client".usa.theexecutive.com or as agreed to in writing by
               ---------------------------------
     the parties hereto.

4. IHWY hereby grants to the Customer the Reselling Rights on the following terms:

     (a) for each IHWY Portal sold by the Customer, IHWY and the Customer shall each receive 50% of any maintenance fees, which maintenance fee shall be not less than $300 per month (the "Maintenance Fee").

5. The Customer agrees to pay to IHWY the Set-Up Fee and the Maintenance Fees within 10 days of receipt of such Set-Up Fees or Maintenance Fees by the Customer.

6. The Customer acknowledges and agrees that IHWY has granted an exclusive license for an IHWY Portal and exclusive reselling rights in Washington, DC to Virtual Plus Technologies, LLC.

7. IHWY agrees to provide a separate and exclusive server for Customer to host its IHWY Portal and the IHWY Portals sold by the Customer hereunder.

RENEWAL OF LICENSE

8. After the expiry of the Initial Term of the License, the License may be renewed for successive ten year terms, provided that the parties hereto mutually agree in writing to extend the term of the License.

CONSIDERATION

9. In consideration for the License and Reselling Rights, the Customer hereby agrees to issue to IHWY free trading common stock in the capital stock of the Customer, which free trading common stock shall have an aggregate value of $1,000,000 US, to be issued at a price that is less

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     than or equal to the price that the shares will be offered to the public in the Customer's upcoming public offering (the "Shares").

10. In order to provide free trading Shares to IHWY, the Customer agrees to qualify the Shares for sale to the public in the public offering document of the Customer in which the Customer offers its common stock to the public, provided that the Shares are resalable at no less favorable terms than those of the Customer's public offering.

11. The Customer agrees to issue the Shares on or before the date that the capital stock of the Customer is listed for trading on a stock exchange.

12. In the event that the Customer is not listed for trading on a stock exchange on or before December 31st, 2000, the Customer agrees to pay the sum of $10,000 per month to IHWY for the IHWY Portal until such time as the Customer is listed on a stock exchange, which monthly payments shall be deducted from the $1,000,000 of Shares of the Customer to be issued pursuant to Section 9 herein.

13. In the event that the Customer is not listed for trading on a stock exchange prior to twelve months from the Closing Date, the Customer shall pay the balance owing of the $1,000,000 by way of cash at the rate of $10,000 per month until the Customer has been listed on a stock exchange or until the $1,000,000 has been paid in full.

CHANGES TO AND MAINTENANCE OF IHWY PORTAL

14. IHWY will Maintain and Update the IHWY Portal licensed to the Customer. IHWY acknowledges and agrees that the Customer may require further customizations and amendments to the IHWY Portal licensed hereunder and IHWY agrees to carry out such modifications in a timely manner; provided that IHWY may, at its sole discretion, decline to make any such customizations or modifications if such changes shall make the IHWY Portal unrecognizable as an IHWY Portal.

15. IHWY acknowledges and agrees that Customer will notify IHWY by email of any changes or updates to the Client's database(s), portal sites, web pages, e-commerce and other related information hosted on Customer's IHWY Portal and IHWY will incorporate such changes as requested, subject to Section 14 herein.

TECHNICAL SUPPORT

16. IHWY shall provide and make available technical support to the Customer during regular business hours and after hours on an on call basis via email. IHWY shall have at its premises personnel capable of making changes and modifications to the IHWY Portal.

ADVERTISING

17. The parties hereto agree that the policies set forth in Schedule "A" attached hereto shall govern all advertising on any and all IHWY Portals acquired hereunder (the "Advertising Policies").

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

REVENUES

18. Any revenues received from the advertising shall be divided between the parties as more particularly set forth in the Advertising Policies.

E-COMMERCE

19. As part of the IHWY Portal licensed hereunder or any IHWY Portal that may be resold by the Customer hereunder, the parties hereto agree that IHWY shall provide all e-commerce solutions, which e-commerce solutions are more particularly described in Schedule "B" hereto (the "e-commerce").

20. The E-commerce Revenues shall be divided equally between IHWY and the Customer. The Customer shall make any arrangements at its sole discretion to share its portion of the E-commerce Revenues for any IHWY Portals resold by the Customer hereunder, provided that IHWY shall receive no less than 50% of such E-commerce Revenues.

EXPENSES

21. Except as otherwise specifically provided in this Agreement, each party shall be solely responsible for any expenses incurred by it in the performance of its obligations pursuant to this Agreement.

AVAILABILITY OF IHWY PORTAL

22. The IHWY Portal shall be available to users 24 hours per day, 365 days per year, except for routine maintenance, communication interruptions beyond the control of IHWY, and unscheduled downtime.

23. IHWY acknowledges and agrees that it will provide immediate notice to Customer of any routine maintenance, communication interruptions and unscheduled downtime affecting the IHWY portal.

24. IHWY acknowledges and agrees that all repairs made to the IHWY Portal's hardware and/or software will be made in a timely manner upon detection of the need for repair or notification of need for repair to any of the aforementioned elements of the IHWY portal.

OWNERSHIP OF IHWY PORTAL

25. The Customer acknowledges that IHWY owns all right, title and interest in the material that is included in the IHWY Portal,. Except as expressly provided in this Agreement, the Customer shall not sell, transfer, publish, disclose, display, license or otherwise make available to others any part of the IHWY Portal. Except as expressly provided in this agreement, all Intellectual Property Rights and all other property rights of any nature in the IHWY Portal are, shall be and shall remain with IHWY. The IHWY Portal is and shall remain the sole and exclusive property of IHWY, with IHWY having the right to obtain and hold in its name, patents, copyright registrations or trademark or service mark registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof.

26. IHWY acknowledges that Customer maintains the rights and exclusive ownership to all of the Customer's intellectual property software, products, technology, information and any other materials related to its entity and the entities of its Clients should the relationship between Customer and IHWY be terminated.

REPRESENTATIONS AND WARRANTIES OF IHWY

27.  IHWY hereby represents and warrants to the Customer, that:

     (a) IHWY has the full right and power to grant the License in the manner set forth herein; and

     (b) there are no outstanding agreements, assignments or encumbrances inconsistent with the terms hereof

INDEMNIFICATION

28. The Customer shall indemnify and hold IHWY harmless of any claims in any way connected with the Customer's or its Clients' use of the IHWY Portal or for any loss or damage arising out of the use and/or incorporation of the IHWY Portal in any Website of the Customer. The Customer agrees not to bring suit against IHWY, its employees or agents and not to co-operate in any way with a third party to bring suit against IHWY, or its employees or agents, based on any kind of copyright infringement relating to the IHWY Portal.

DISCLAIMER

29. IHWY makes no warranty or representation to the Customer or its Clients or to any third party as to the performance or operation of IHWY's computer and related hardware, hardware configurations, operations systems and related firmware, the database content of the IHWY Portal or related products or services, except for those warranties expressly provided herein; any implied warranties (including without limitation the implied warranties of merchantability, fitness for a particular purpose and good and workmanlike manner) are hereby excluded. Both parties agree that IHWY's liability (under breach of contract, negligence, strict liability or otherwise), if any, for any damages relating to any such product, service (or the malfunction thereof) or this Agreement shall be limited to the lesser of (at IHWY's sole discretion):

     (a) the actual amounts received by IHWY for such product or service during the three month period preceding the event causing such damages, or

     (b) the cost of repair, and will in no event include consequential, incidental, indirect, special or other damages of any kind, including loss of profits, even if IHWY has been advised of the likelihood of the occurrence of such damages. In no event shall IHWY be liable to

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          the Customer or its Clients, users of the IHWY Portal or any third party for any damages resulting from the content or nature of the information and data contained on the IHWY Portal, or the results of any search therefore. IHWY may cause to be placed on the IHWY Portal any disclaimers of warranties and liabilities it deems reasonable for its or the Customer's protection. There are no third party beneficiaries to this Agreement.

TERMINATION

30. Unless terminated sooner as provided herein, this Agreement shall remain in force for an initial term of ten years from the Effective Date and can be renewed for successive ten year terms as set out in Section 8 herein.

31. Either party shall have the right to terminate this Agreement upon a breach by the other party of any one of its obligations or covenants contained herein and upon not less than ninety days prior written notice to the other party specifying the nature of such breach, and a failure to remedy such breach within such ninety days after receiving such written notification, this Agreement shall then terminate at the close of business ninety days after such notice or on the latter day specified in such notice.

32. IHWY or the Customer shall have the right to terminate this Agreement forthwith if the other shall sell its business and/or the bulk of its assets related thereto, or if a substantial change of control of either shall occur, except that an initial public offering by Customer will not be considered a substantial change, by giving 90 days advance written notice after receiving notice of said sale or change or notice of an irrevocable intention to make such a sale or change.

33. The expiration, non-renewal or termination in accordance with this Agreement by either party for any reason shall not give rise to any liability on the part of the terminating party for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases, property improvements or commitments in connection therewith, or otherwise, and such expiration, non-renewal or termination shall not affect the liability of one party to the other on account of business previously consummated hereunder and final settlement thereof shall be on the same basis as if this Agreement were continuing.

RELATIONSHIP OF THE PARTIES

34. Nothing in this Agreement shall be construed to create any franchise, joint venture, trust or commercial partnership or any other partnership relationship between the parties hereto for any purpose whatsoever.

SUCCESSORS AND ASSIGNABILITY

35. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

36. The Customer shall not assign, sublicense or otherwise grant to a third party the License or Reselling Rights or any rights thereunder or under this Agreement without prior written authorization from IHWY.

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SEVERABILITY

37. If any provision of this Agreement is held by a competent court to be invalid, illegal or unenforceable for any reason or in any respect whatsoever, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. IHWY and the Customer hereby agree, however, to negotiate an equitable amendment of this Agreement if a material provision is adversely affected.

WAIVER

38. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Agreement or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Agreement or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

ENTIRE AGREEMENT

39. This Agreement shall constitute the entire Agreement between the parties hereto and all prior or collateral agreements, understandings or representations of any kind are hereby terminated, except that existing Confidentiality and Non-Disclosure Agreements shall remain in full force and effect and are incorporated herein by reference as if fully set forth herein.

MODIFICATION OF AGREEMENT

40. This Agreement and any modification or waiver of any provision hereof shall be binding only if set forth in writing and signed by both parties hereto and shall be effective only to the extent set forth in such modification or waiver and for the particular occasion.

NOTICE

41. Any notice required or permitted under the terms of the Agreement will be delivered in person or mailed or sent by courier service and will be deemed given when either mailed or delivered by courier service or personally delivered,

      To the Customer: Bernard J. Gaiter, Jr., President
                       The Eezinet Corporation
                       10373 College Square
                       Columbia, Maryland 21044

      To IHWY:         John Robertson, President
                       Information Highway.com, Inc.
                       # 185, 10751 Shellbridge Way
                       Richmond, BC V6X 2W8

                                       8
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or such other address as either party shall give written notice to the other party.

HEADINGS

42. Headings used herein are for convenience only and shall not be considered as part of, or affect the construction or interpretation of any provision of this Agreement.

GOVERNING LAW

43. This Agreement shall be construed, interpreted and applied in accordance with the laws of the State of Washington and the United States of America, and all matters shall be resolved solely in the United States of America.

IN WITNESS WHEREOF, the parties hereunder have executed this Agreement on the 11th day of July, 2000.


INFORMATION HIGHWAY.COM, INC.    THE EEZINET CORPORATION
/s/ John G. Robertson            /s/ Bernard J. Gaiter Jr.
----------------------------------------------------------
Authorized Signatory             Authorized Signatory


John G. Robertson                Bernard J. Gaiter Jr.
------------------------------------------------------
Name                             Name


President                        President
-------------------------------------------------------
Title                            Title

                                 SCHEDULE "A"
               to the License Agreement - Portal made as of the
                        11th day of July, 2000 between
                    Information Highway.com, Inc. ("IHWY")
                                      and
                     The Eezinet Corporation ("Customer")

ADVERTISING POLICIES
--------------------

Entitlement to Advertising Space

1. The Customer shall be entitled to the exclusive use of the Ad Banner on its customized IHWY Portal for the purposes of advertising and the Customer may, in its sole discretion, arrange any advertiser it sees fit for the Ad Banner, provided that IHWY shall have the right to approve or refuse any advertiser, which approval shall not be unreasonably withheld. "Ad Banner" shall mean the header space/ad banner located in a rectangular space, consisting of an image of 468 x 60 pixels, as displayed at the top of the IHWY Portal.

2. As well as the Ad Banner, the Customer shall have a limited right to include additional advertising on its IHWY Portal in place of modules providing information not required by the Customer; provided that (the "Module Advertising"):

     (a) the Customer may, at its option, determine which module it will replace with advertising;

     (b) IHWY has the right to approve the additional advertiser, which approval shall not be unreasonably withheld;

     (c) IHWY shall have the right to approve or disapprove of the replacement of the module with advertising, which approval or disapproval will be based on whether the replacement of such module will result in the Customer's IHWY Portal being unrecognizable as an IHWY Portal.

3. For any IHWY Portals resold by the Customer hereunder, the Ad Banner shall be for the exclusive use of the customer acquiring such IHWY Portal and such customer may, in its sole discretion arrange any advertiser it sees fit for the Ad Banner, provided that IHWY shall have the right to approve or refuse any advertiser, which approval shall not be unreasonably withheld.

4. No rights to Module Advertising shall be granted to any IHWY Portals resold by the Customer hereunder.

5. At its sole discretion, the Customer or any customer acquiring an IHWY Portal hereunder may request the assistance of IHWY to arrange an advertiser or advertisers for the Ad Banner, provided that the Customer or customer shall have the right to approve or refuse any advertiser arranged by IHWY, which approval shall not be unreasonably withheld.

6. IHWY shall, in its sole discretion, arrange any and all other advertising on the IHWY Portal, which shall include all hyperlinks included in the IHWY Portals acquired or resold by the Customer hereunder, which hyperlinks may be licensed to IHWY and included in the IHWY Portals, provided that such hyperlinks are part of IHWY's master portal. "Hyperlink" shall mean any content that is licensed to IHWY by its content providers.

Advertising Revenues

7. Any Advertising Revenue (as hereinafter defined) received from the Ad Banner or the Module Advertising shall be for the sole and exclusive benefit of the Customer, unless the Customer requests that IHWY make arrangements for an advertiser, in which case the Customer shall grant

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     IHWY 50% percent of such revenue .

8. Any other Advertising Revenue generated by the IHWY Portal, exclusive of the Ad Banner, shall be for the sole and exclusive benefit of IHWY.

9. For the purposes of this Schedule "A", "Advertising Revenues" shall mean any and all revenue generated from advertising, which revenue shall include, but shall not be limited to, any payments made by the advertisers for its ad banner and any revenues generated from "click throughs" on the advertising Hyperlink. To further clarify, if any purchase is made from an advertisement on an ad banner or Hyperlink, including a text based hyperlink, then any e-commerce revenues generated shall be included in the Advertising Revenues.

Audit Rights

10. The Customer shall be responsible for accounting for the Advertising Revenues earned through its IHWY Portal or any IHWY Portals resold by the Customer and shall provide detailed reports to IHWY of such Advertising Revenues on a quarterly basis.

11. The Customer agrees that IHWY and/or its representatives shall be entitled to inspect twice per year that portion of the Customer's books or accounts that relate to the Advertising Revenues to verify the accuracy of amounts paid or accounts rendered by the Customer to IHWY for that quarter or for any previous quarter, provided that IHWY shall give reasonable notice to the Customer of its intent to examine such books, accounts and records and that IHWY and/or its representatives shall use their best efforts not to interrupt the daily business of the Customer and shall not make requests that are unreasonable for the Customer to fulfill.

INFORMATION HIGHWAY.COM, INC.    THE EEZINET CORPORATION
/s/ John G. Robertson            /s/ Bernard J. Gaiter Jr.
----------------------------------------------------------
Authorized Signatory             Authorized Signatory

John G. Robertson                Bernard J. Gaiter Jr.
------------------------------------------------------
Name                             Name


President                        President
------------------------------------------
Title                            Title

                                 SCHEDULE "B"
               to the License Agreement - Portal made as of the
                        11/th/ day of June, 2000 between
                    Information Highway.com, Inc. ("IHWY")
                                      and
                     The Eezinet Corporation ("Customer")

                              ECOMMERCE SOLUTIONS
                              -------------------

IHWY will provide the following e-commerce solutions for the Customer:

Program 1:
----------

The Customer refers its Clients to IHWY's virtual shopping mall at http://shopping.theexecutive.com. For every sale the Customer refers to
--------------------------------
http://shopping.theexecutive.com, the Customer will receive a minimum of 50% of
--------------------------------
the http://shopping.theexecutive.com e-commerce revenue received by IHWY for the
    --------------------------------
sale of such product.  This method involves linking to
http://shopping.theexecutive.com from the IHWY Portal with a unique ID.
--------------------------------

Program 2:
----------

The Customer may attract sellers who want to set up a storefront on IHWY's virtual shopping mall. Each time a seller sets up a product on the IHWY Portal the Customer receives a finder's fee of $____. The Seller must be approved by IHWY for its virtual shopping mall http://shopping.theexecutive.com, where the
                                   --------------------------------
products will be listed.

Program 3:
----------

The Customer may attracts buyers to IHWY's inventory on the Customer's IHWY Portal. IHWY can customize this feature so that the Customer may place IHWY's entire inventory of products right on the Customer's IHWY Portal to give its Clients direct access to http://shopping.theexecutive.com. IHWY can customize
                         --------------------------------
this feature at the request of the Customer, then the Customer simply follows the links to IHWY's Virtual Product Catalog and carries out the instructions to create its own online virtual storefront.



INFORMATION HIGHWAY.COM, INC.    THE EEZINET CORPORATION
/s/ John G. Robertson            /s/ Bernard J. Gaiter Jr.
----------------------------------------------------------
Authorized Signatory             Authorized Signatory

John G. Robertson                Bernard J. Gaiter Jr.
------------------------------------------------------
Name                             Name


President                        President
------------------------------------------
Title                            Title

                                       12